NEWS RELEASE

Corporate Update & Nolan Report
Court Approved Combining 2009/10/11 Annual Meetings
Nolan Federal Claim Rentals Paid
Recent Repairs to Nolan Camp and Roads
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Corporate Update

Surrey, BC, October 4, 2011—Silverado Gold Mines Ltd (OTCBB: SLGLF) (Frankfurt: SLGL) (www.silverado.com) (the "Company" or "Silverado"), is pleased to announce that on September 30, 2011, the Supreme Court of British Columbia upheld the appeal of the Company to hold the meeting of the shareholders of Silverado Gold Mines Ltd. (the “Company”) on May 11, 2012, or such other date as determined by the Company’s board of directors, along with the annual general meetings of the Company for the years: 2009, 2010, and 2011.

Nolan Report

The Company has paid the $95,540 Annual Federal claim rental, royalty and recording fees for its Alaska Federal Claims which among others include all of the 100% owned Nolan 12 square mile property and the adjoining Alminco property which the Company holds under option.

The Company has also completed a re-furbishing program on its Nolan 34-person camp and 7 mile access road from camp to the Dalton (Alyeska Pipeline Highway) which is open year round facilitating a 6-7 hour drive to Fairbanks.

The Company, depending on availability of funds, may initiate an underground program this winter by driving our main tunnel 400 feet further south west where drill holes from surface drilling encountered a series of high grade drill intercepts at the main tunnel level, some 300 feet below surface.

There, 2009 drill hole 09SH08 intercepted 0.64 feet (true width) of 0.57 ounces per ton gold and 55.4% antimony and drill hole 09SH05 intercepted 1.9 feet (true width) of 0.27 ounces per ton gold and 61.1% antimony. These holes adjoin Workman’s Bench Probable Reserves on the SW end of the 3500' foot long open-ended zone; the raw data may be found on page 212 of the NI 43-101F1 Technical Report of July 9, 2011 at Silverado’s website www.silverado.com or on SEDAR. The additional information from this area would be valuable. The Company currently holds permits to extract a +3000 ton sample from underground, and would run a series of metallurgical studies on this material.

SILVERADO GOLD MINES LTD
308-5455 152nd St., Surrey, BC V3S 5A5 • 604.595.4130 • 800.665.4646 • ir@silverado.com • www.silverado.com

QUALIFIED PERSON

This update news release was approved by the Company’s Qualified Person (QP), Thomas K. Bundtzen, P. Geo., BS, MS, CPG-10912, ABSLN #279639, and president of Pacific Rim Geological Consulting, Inc. of Fairbanks, Alaska, who is independent of the Company as defined by NI 43-101. Mr. Bundtzen is the author of the NI 43-101F1 Technical Report “ Update on Lode Mineral Resource and Reserve Estimates, Antimony-Gold Lode Deposits, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk Mining District, Alaska July 9th, 2011”. This report is available on our website at www.silverado.com.

About the Company

Silverado Gold Mines Ltd, a publicly traded company, is an exploration-stage enterprise focused on the exploration of gold properties with some past production. The Company has gold properties located throughout Alaska, which include a 100 percent (100%) interest in numerous mining claims located on the Nolan Creek property.

Forward Looking Statements

This news release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are forward-looking statements are based on the current expectations, beliefs, assumptions, estimates and forecasts about the Company’s business and the industry and markets in which it operates.

Such forward-looking statements involve risks and uncertainties regarding the market price of gold, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of test mining activities and other factors. Forward-looking statement are made, without limitation, in relation to operating plans, property exploration activities, including test mining activities, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, and the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks detailed in the Company’s filings with the Canadian Securities Authorities and the US SEC. These factors may cause the Company’s actual results to differ materially from any forward-looking statement. Except as required by applicable securities laws, the Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

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For further information, please contact Investor Relations at:

Silverado Gold Mines Ltd
308-5455 152nd Street
Surrey, BC V3S 5A5

Local: (604) 595-4130
Toll Free: (800) 665-4646
Email: ir@silverado.com
Web: www.silverado.com

Trading Symbols
OTC BB: SLGLF
FRANKFURT: SLGL

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